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                                                                     Exhibit 5.1


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                             [Dewey Ballantine LLP]

                                                                 July 25, 2000

To the Addressees Listed
   on Schedule I Hereto

            Re:   Morgan Stanley ABS Capital I Trust 2000-1,
                  Mortgage Loan Asset-Backed Notes, Series 2000-1; and Morgan Stanley ABS Capital I Trust 2000-N,
                  Asset-Backed Notes, Series 2000-1N

Ladies and Gentlemen:

            We have acted as special counsel to Morgan Stanley ABS Capital I, Inc. ("MSABS" or the "Depositor") in connection with the execution and delivery of the following documents:

            (i) the Trust Agreement, dated as of July 1, 2000, and the Amended and Restated Trust Agreement, dated as of July 1, 2000 (together, the "REMIC Trust Agreement"), between the Depositor and Wilmington Trust Company, as owner trustee (the "Owner Trustee");

            (ii) the Indenture, dated as of July 1, 2000 (the "REMIC Indenture"), between Morgan Stanley ABS Capital I Trust 2000-1 (the "REMIC Trust") and Bankers Trust Company of California, N.A., as indenture trustee (the "Indenture Trustee"), relating to the issuance of the Class A Notes, the Class M-1 Notes, the Class M-2 Notes, the Class B-1 Notes, the Class C Notes, the Class S Notes and the Class P Notes (collectively, the "REMIC Notes");

            (iii) the Trust Agreement, dated as of July 1, 2000 (the "NIMS Trust Agreement"), between the Depositor and the Owner Trustee;

            (iv) the Indenture, dated as of July 1, 2000 (the "NIMS Indenture"), between Morgan Stanley ABS Capital I Trust 2000-1N (the "NIMS Trust") and the Indenture Trustee, relating to the issuance of the Class N Notes (the "Class N Notes" and, collectively with the REMIC Notes, the "Notes");

            (v) the Assignment and Bill of Sale, dated as of July 1, 2000 (the "Assignment"), between Morgan Stanley Dean Witter Mortgage Capital Inc., as seller (the "Seller"), and the Depositor;


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To the Addressees Listed
  on Schedule I Hereto;
July 25, 2000;
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            (vi) the Sale and Servicing Agreement, dated as of July 1, 2000 (the
      "Sale and Servicing Agreement"), among the Depositor, the REMIC Trust, the NIMS Trust, Long Beach Mortgage Company ("Long Beach"), as originator and master servicer (in such capacity, the "Master Servicer"), and the Indenture Trustee;

            (vii) the Underwriting Agreement, dated July 14, 2000 (the "Underwriting Agreement"), between the Depositor and Morgan Stanley & Co. Incorporated, as representative of the Underwriters (the
      "Representative");

            (viii) the Purchase Agreement, dated July 14, 2000 (the "Purchase Agreement"), between the Depositor and Morgan Stanley & Co. Incorporated, as initial purchaser (the "Initial Purchaser"); and

            (ix) the Indemnification Agreement, dated July 14, 2000 (the "Indemnification Agreement"), between the Depositor and Long Beach.

            Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Sale and Servicing Agreement.

            We have examined executed copies of each of the above referenced agreements (collectively, the "Documents"). We have also examined (i) the Registration Statement No. 333-64909, as heretofore amended (the "Registration Statement"), (ii) the Prospectus, dated December 21, 1998, (iii) the Prospectus Supplement, dated July 21, 2000, relating to the Class A Notes (such Prospectus and Prospectus Supplement being referred to together as the "Prospectus"), (iv) the Private Placement Memorandum, dated July 21, 2000 (the "Mezzanine PPM"), relating to the Class M-1 Notes, the Class M-2 Notes and the Class B-1 Notes and
(v) the Private Placement Memorandum, dated July 25, 2000 (the "NIMS PPM"), relating to the Class N Notes. We have also examined a copy of each of the executed Notes.

            We have also examined originals or photostatic or certified copies of all such corporate records of MSABS and such certificates of public officials, certificates of corporate officers, and other documents, and such questions of law, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. As to certain issues of fact material to the opinions expressed herein, we have, with your consent, relied to the extent we deemed appropriate upon certificates and representations of officers of MSABS. In making our examinations and rendering the opinions herein expressed, we have made the following assumptions:

      (1) each party to each of the Documents (other than MSABS) has the corporate power to enter into and perform all of its obligations thereunder;

      (2) the due authorization, execution and delivery of the Documents by all parties thereto (other than MSABS) and the validity and binding effect on all parties (other than MSABS) of each of the Documents, as applicable;

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To the Addressees Listed
  on Schedule I Hereto;
July 25, 2000;
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      (3)   the genuineness of all signatures;

      (4) the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies;

      (5) the REMIC Trust consisting of the Mortgage Loans will qualify as a "real estate mortgage investment conduit" ("REMIC") as defined in
            Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"); and

      (6) the REMIC Notes will constitute "regular interests" in the REMIC, as such term is defined in Section 860G(a) of the Code.

            The opinion expressed in paragraph 3 with respect to the enforceability of certain agreements are subject to the following additional qualifications:

            (a) the effect of bankruptcy, insolvency, reorganization, moratorium, receivership, or other similar laws of general applicability relating to or affecting creditors' rights generally or the rights of creditors of national banking associations in the event of bankruptcy, insolvency, reorganization, moratorium or receivership; and

            (b) the application of general principles of equity, including, but not limited to, the right of specific performance (regardless of whether enforceability is considered in a proceeding in equity or at law).

            In addition, we wish to advise you that the enforceability of certain provisions set forth in the Underwriting Agreement, the Purchase Agreement and the Indemnification Agreement which purport to provide for indemnification for losses due to securities laws violations may be limited by public policy considerations.

            We are admitted to the Bar of the State of New York and California, and we express no opinion as to the laws of any other jurisdiction except as to matters that are governed by federal law and, with respect to paragraph 1 below, the General Corporation Law of the State of Delaware. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations. Furthermore, no opinion is expressed herein regarding the applicable state Blue Sky, legal investment or real estate syndication laws.

            Based upon the foregoing and subject to the last paragraph hereof, we are of the opinion that:

            1. MSABS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do


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To the Addressees Listed
  on Schedule I Hereto;
July 25, 2000;
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      business in each state necessary to enable it to perform its obligations under the Documents.

            2. MSABS has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by the Documents. The Documents have been duly authorized, executed and delivered by MSABS.

            3. Each of the Documents constitutes the valid, legal and binding agreement of MSABS, and is enforceable against MSABS in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            4. The Notes, assuming the due execution thereof by the Owner Trustee, on behalf of the REMIC Trust or the NIMS Trust, as the case may be, and due authentication thereof by the Indenture Trustee and payment therefor pursuant to the Underwriting Agreement or the Purchase Agreement, as the case may be, are validly issued and outstanding and are entitled to the benefits of the REMIC Indenture or the NIMS Indenture, as the case may be.

            5. No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the State of New York for the execution, delivery and performance of the Documents or the offer, issuance, sale or delivery of the Notes or the consummation of any other transaction contemplated thereby by MSABS, except such which have been obtained.

            6. The Registration Statement and the Prospectus (other than the financial and statistical data included therein, as to which we are not called upon to express any opinion), at the time the Registration Statement became effective, as of the date of execution of the Underwriting Agreement and as of the date hereof comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder, and the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder, and we do not know of any amendment to the Registration Statement required to be filed, or of any contracts, indentures or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus, which has not been filed or described as required.

            7. The Registration Statement is effective, and to the best of our knowledge, the Securities and Exchange Commission has not issued any stop order suspending the effectiveness of the Registration Statement (which for


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To the Addressees Listed
  on Schedule I Hereto;
July 25, 2000;
Page 5


      purposes of this opinion shall not be deemed to include any exhibits filed therewith) or any order directed to any prospectus relating to the Notes (including the Prospectus), and has not initiated or threatened any proceeding for that purpose.

            8. The issuance of the Notes (other than the Class A Notes) under the circumstances contemplated by the Documents, the Mezzanine PPM and the NIMS PPM constitutes an exempt transaction under the Securities Act of 1933, as amended, and the registration thereunder is not presently required.

            9. The registration of the Depositor, the REMIC Trust or the NIMS Trust under the Investment Company Act of 1940 is not required.

            10. The REMIC Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the NIMS Trust Agreement is not required to be so qualified. The provision regarding the filing of bankruptcy petitions against the related Trust, as set forth in Section
      11.16 of each Indenture, does not violate Section 3.16(b) of the Trust Indenture Act of 1939, as amended, and is enforceable in accordance with its terms.

            11. The statements in the Prospectus Supplement (x) set forth under the captions "Description of the Notes", "Credit Enhancement" and "The Transaction Documents", to the extent such statements purport to summarize certain provisions of the Documents, are fair and accurate in all material respects and (y) set forth under the captions "Material Federal Income Tax Consequences" and "ERISA Considerations" to the extent that they constitute matters of federal law or federal legal conclusions, provide a fair and accurate summary of such law and conclusions.

            12. The statements in the Mezzanine PPM (x) set forth under the captions "Description of the Mezzanine Notes", "Credit Enhancement" and "The Transaction Documents", to the extent such statements purport to summarize certain provisions of the Documents, are fair and accurate in all material respects and (y) set forth under the captions "Material Federal Income Tax Consequences" and "ERISA Considerations" to the extent that they constitute matters of federal law or federal legal conclusions, provide a fair and accurate summary of such law and conclusions.

            13. The statements in the NIMS PPM set forth under the captions "Description of the Class N Notes", "Description of the Indenture", "Description of the Underlying Notes", to the extent such statements purport to summarize certain provisions of the Class N Notes, the other Notes or of the Documents, are fair and accurate in all material respects and (y) set forth under the captions "Material Federal Income Tax Consequences" and "ERISA Considerations" to the


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To the Addressees Listed
  on Schedule I Hereto;
July 25, 2000;
Page 6


      extent that they constitute matters of federal law or federal legal conclusions, provide a fair and accurate summary of such law and conclusions.

              14. None of the sale of the Mortgage Loans to the REMIC Trust, the sale of the Class S Notes and the Class P Notes to the NIMS Trust, the issuance or sale of the Notes, or the execution, delivery or performance by MSABS of its obligations under the Documents, conflicts with or will conflict with, or results or will result in a breach of, or constitutes or will constitute a default under the charter or bylaws of MSABS or any law, rule or regulation of the United States federal government or of the State of New York.

            15. The Sale and Servicing Agreement, upon execution and delivery, is effective to create either a valid ownership or security interest in favor of (x) the REMIC Trust in all of the Depositor's right, title and interest in and to the Mortgage Loans transferred to the REMIC Trust from time to time pursuant to the Sale and Servicing Agreement and (y) the NIMS Trust in all of the Depositor's right, title and interest in an to the Class S Notes and the Class P Notes transferred to the NIMS Trust.

            16. The REMIC Indenture, upon execution and delivery, is effective to create a valid and enforceable security interest in favor of the Indenture Trustee, for the benefit of the REMIC Noteholders, in all of the REMIC Trust's right, title and interest in the Mortgage Loans.

            17. The NIMS Indenture, upon execution and delivery, is effective to create a valid and enforceable security interest in favor of the Indenture Trustee, for the benefit of the Class N Noteholders, in all of the Trust's right, title and interest in the Class S Notes and the Class P Notes.

            18. The security interest created by the REMIC Indenture in favor of the Indenture Trustee, for the benefit of the REMIC Noteholders, will constitute a first perfected security interest upon the delivery of the Mortgage Files on behalf of the Indenture Trustee, and the recording of instruments in accordance with the provisions of the Sale and Servicing Agreement; provided, however, that we express no opinion (a) as to the continuation of a security interest in the Mortgage Notes or the Mortgages in the event the Originator or the Seller discharges or releases the Mortgage Notes or the Mortgages prior to delivery of the Mortgage Notes and the recording of instruments of assignment in respect of the Mortgages in the appropriate recording offices, (b) as to title in any Mortgaged Property or the existence of priority in any lien with respect to such property or as the to the enforceability of any remedy that may be dependent on that title or such lien, or (c) as to the priority of any security interest against any liens, claims or other interest that by operation of law take priority over previously perfected security interest (including, in certain circumstances, certain federal and state tax liens,


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To the Addressees Listed
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July 25, 2000;
Page 7


      liens arising under the Employee Retirement Income Security Act of 1974, as amended, and certain claims of the United States Government).

            19. The security interest created by the NIMS Indenture in the Class S Notes and the Class P Notes in favor of the Indenture Trustee, for the benefit of the Class N Noteholders, will constitute a first perfected security interest upon the delivery of the Class S Notes and the Class P Notes to the Indenture Trustee and the registration of such Notes in the name of the Indenture Trustee; provided, however, that we express no opinion as to the priority of any security interest against any liens, claims or other interest that by operation of law take priority over previously perfected security interest (including, in certain circumstances, certain federal and state tax liens, liens arising under the Employee Retirement Income Security Act of 1974, as amended, and certain claims of the United States Government).

            We note that the opinions set forth in paragraphs 15, 16 and 17 regarding the creation and validity of security interests are governed by the Uniform Commercial Code as in effect in the State of New York. We further note that the opinions set forth in paragraphs 18 and 19 regarding the perfection and priority of security interests is governed by the Uniform Commercial Code as in effect in the State of California.

            Our conclusion that the security interest described in paragraph 18 would be a "first perfected security interest" is based upon (x) the mortgage assignment recording requirements of the Sale and Servicing Agreement, and (y) representations of the Originator, the Seller and the Depositor in the Sale and Servicing Agreement. We further note that, until such time as assignments of mortgage are recorded in the name of the Indenture Trustee in the appropriate jurisdictions (x) the Indenture Trustee may not, in certain jurisdictions, be independently able to enforce the Mortgage against the related Mortgaged Property or the related Mortgagor, (y) the Originator or the Seller could record an assignment of a Mortgage in the name of a third party or record a discharge and satisfaction of a Mortgage and (z) any notices which may be given to the record holder of a Mortgage would be given to the Originator, the Seller or the Master Servicer.

            Our opinions contained herein are rendered only as of the date hereof, and we undertake no obligation to update this letter or the opinions contained herein after the date hereof.

            This opinion is furnished by us as counsel in connection with the transaction contemplated by the Documents and is solely for the benefit of the addressees hereto, and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

                                                 Very truly yours,
                                                 /S/
                                                 ----------------------------
                                                 Dewey Ballantine LLP


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            SCHEDULE I


Morgan Stanley ABS Capital Trust 2000-1                 Morgan Stanley ABS Capital Trust 2000-1N
c/o Wilmington Trust Company,                           c/o Wilmington Trust Company,
     as Owner Trustee                                        as Owner Trustee
Rodney Square North                                     Rodney Square North
1100 N. Market Street                                   1100 N. Market Street
Wilmington, Delaware  19890-0001                        Wilmington, Delaware  19890-0001

Morgan Stanley & Co. Incorporated                       Morgan Stanley ABS Capital I, Inc.
1585 Broadway                                           1585 Broadway
New York, New York  10036                               New York, New York  10036

Morgan Stanley Dean Witter Mortgage                     Long Beach Mortgage Company
     Capital, Inc.                                      1100 Town & Country Road, Suite 1600
1585 Broadway                                           Orange, California  92868
New York, New York  10036

Wilmington Trust Company,                               Bankers Trust Company of California, N.A.,
     as Owner Trustee                                        as Indenture Trustee
Rodney Square North                                     1761 East St. Andrew Place
1100 N. Market Street                                   Santa Ana, California  92705-4934
Wilmington, Delaware  19890-0001

Moody's Investors Service, Inc.                         Fitch, Inc.
99 Church Street                                        1 State Street Plaza
New York, New York  10007                               New York, New York  10004